UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 1, 2013

DORAL FINANCIAL CORPORATION

(Exact Name of Registrant as Specified in Charter)

Puerto Rico	001-31579	66-0312162
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1451 Franklin D. Roosevelt Avenue, San Juan, Puerto Rico 00920-2717

(Address of Principal Executive Offices, Including Zip Code)

Registrant’s telephone number, including area code: 787-474-6700

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 1, 2013, the Board of Directors (the “Board”) of Doral Financial Corporation (the “Company”) decided to appoint a non-executive Chairman of the Board of the Company. The Company has not had a Chairman of the Board since the completion of its recapitalization transaction in July 2007.

In connection with such decision, the Board elected Dennis G. Buchert as Non-Executive Chairman of the Board of the Company. Mr. Buchert has been a director of the Company since October 2006, and previously served as Chairman of the Board of the Company from January 2007 to July 2007. Coincident with the appointment of Mr. Buchert as Non-Executive Chairman, on May 1, 2013, the Board eliminated the position of lead independent director.

As a result of the appointment of Mr. Buchert as Non-Executive Chairman, on May 1, 2013 the Board further amended its director compensation policy. The Board determined to pay the Non-Executive Chairman, in lieu of any other cash compensation the Non-Executive Chairman is otherwise entitled to as a member of the Board, an annual retainer of $275,000 paid quarterly.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DORAL FINANCIAL CORPORATION

Date: May 7, 2013	By:	/s/ Enrique R. Ubarri
	Name:	Enrique R. Ubarri
	Title:	Executive Vice President and General Counsel